UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 8, 2008

CYBERLUX CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-33415	91-2048978
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4625 Creekstone Drive, Suite 130,Research Triangle Park, Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 474-9700

Copies to:
John W. Ringo
Secretary and Corporate Counsel
4625 Creekstone Drive, Suite 130
Research Triangle Park
Durham, NC 27703
Phone: (919) 474-9700
Fax: (919) 474-9712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Cyberlux Corporation today announced the renewal of its supplier agreement with The Boeing Company for lighting equipment in support of the Secure Border Initiative net (SBInet) project. Cyberlux was awarded the supplier agreement based on the Company’s response to the SBInet VICD 605002 request for quote (RFQ) for mobile lighting systems. Cyberlux quoted the BrightEye Portable Visible and Covert 10 Meter Tower Lighting System for intended use along the Mexican and Canadian borders as an added level of security for Customs and Border Patrol personnel and as an added level of deterrence for potential border violators.. As part of The Boeing Company Basic Ordering Agreement, Cyberlux provided quotes of $29,004 to $31,185 per unit in 10 unit increments from 1-40 with a quote of $28,277 for 41 units and greater. Under this Agreement, the unit demand for Cyberlux products is solely determined by The Boeing Company.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Secure Border Initiative net (SBInet) Basic Ordering Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLUX CORPORATION

Dated: September 8, 2008	BY:	/s/ Mark D. Schmidt
Mark D. Schmidt Chief Executive Officer